AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUMEREX CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	11-2948749
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1600 Parkwood Circle
Suite 200
Atlanta, Georgia 30339-2119
(770) 693-5950
(Address, including zip code and telephone number of Principal Executive Offices)

STRATTON NICOLAIDES
CHIEF EXECUTIVE OFFICER
NUMEREX CORP.
1600 PARKWOOD CIRCLE, SUITE 200
ATLANTA, GEORGIA 30339-2119
(770) 693-5950
Fax. No. (770) 693-5951
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

WITH A COPY TO:
RICHARD E. BALTZ
ARNOLD & PORTER LLP
555 TWELFTH STREET
WASHINGTON, D.C. 20004
(202) 942-5000
Fax. No. (202) 942-5999

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of		Proposed Maximum	Proposed Maximum
Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share(3)	Price	Registration Fee
Class A Common Stock, no par value	1,753,341 shares(2)	$5.15	$9,029,707	$1,062.80 (4)

(1) Pursuant to Rule 429(a) of the Securities Act of 1933, as amended (the “Securities Act”), a combined prospectus is being used in this registration statement. The amount of securities being registered includes 1,400,890 shares remaining on the Registrant’s Registration Statement on Form S-3 (File No. 333-114842). Pursuant to Rule 429(b) of the Securities Act, this registration statement constitutes a post-effective amendment to the Registrant’s Registration Statement on Form S-3 (File No. 333-114842).

(2) Issuable upon conversion of, or upon the payment of principal and interest on, convertible term notes, or upon conversion of warrants. Pursuant to Rule 416, the Registration Statement also covers any additional shares of common stock that may become issuable by virtue of antidilution provisions of the notes or the warrants.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the bid and asked price of shares of common stock of the Registrant as of February 8, 2005.

(4) The Registrant previously filed Registration Statement No. 333-114842 on April 26, 2004. The Registrant paid a registration fee of $ 938.94. Pursuant to Rule 457(p) of the Securities Act, this amount is offset against the filing fee otherwise due for this registration statement.

PURSUANT TO RULE 429 PROMULGATED UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRANT’S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-114842).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT, WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED FEBRUARY 9, 2005

Numerex Corp.

UP TO 1,753,341 SHARES OF OUR
CLASS A COMMON STOCK, NO PAR VALUE

     This prospectus relates to the offer and sale from time to time of up to 1,753,341 shares of Numerex Corp. Class A common stock by the person listed in this prospectus under the heading “Selling Stockholder.” This prospectus supercedes and replaces the prospectus dated November 30, 2004. Information on the selling stockholder, and the times and manner in which it may offer and sell shares of our common stock under this prospectus, is provided under the headings “Selling Stockholder” and “Plan of Distribution.” The price at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

     We will not receive any proceeds from the sale of these shares.

     Our common stock is quoted on the Nasdaq National Market and traded under the symbol “NMRX.”

     Our principal executive offices are located at 1600 Parkwood Circle, Suite 200, Atlanta, Georgia 30339-2119 and our telephone number is (770) 693-5950.

     We urge you to consider the high degree of risk involved in investing in our common stock. See “Risk Factors” beginning on page 3 for a discussion of certain material factors that you should consider in connection with an investment in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.

Any representation to the contrary is a criminal offense.

The date of this prospectus is February   , 2005.

     You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

     We have not taken any action to permit a public offering of the shares of common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

INFORMATION ABOUT NUMEREX

     Numerex is a communications technology business comprised of operating subsidiaries that primarily utilize existing wireless or cellular, Internet and cable infrastructure thereby enabling network access and information management through the deployment of proprietary software and technology which provides an entrance to and exit from a communications network. Such technology is referred to as a “gateway” in the communications industry. Numerex primarily markets and sell products and services in wireless data communications through Cellemetry®, UplinkSM, MobileGuardian™, VendView™; and digital multimedia through PowerPlay™ and IPContact™. These products and services enable customers around the globe to monitor and move information for a variety of applications from home and business security to distance learning. In addition, Numerex offers wireline alarm security products and services, as well as telecommunications network support.

     Our principal executive offices are located at 1600 Parkwood Circle, Suite 200, Atlanta, Georgia 30339-2119. Our telephone number at that location is (770) 693-5950 and our website address is www.nmrx.com. Information contained on the website is not a part of this prospectus. 2

RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks before buying shares of our common stock. The following risks and uncertainties are not the only ones facing us. Additional risks and uncertainties of which we are unaware or we currently believe are not material could also adversely affect us. In any case, the value of our common stock could decline, and you could lose all or part of your investment. You should also refer to the other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements. See also, “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Condition

We have a history of losses and are uncertain as to our future profitability.

     We may not achieve or sustain operating income, net income or positive cash flow from operations in the future. In 2001, we had an operating loss of $3,142,000 and a net loss applicable to common stockholders of $3,382,000. In 2002, we had an operating loss of $7,450,000 and a net loss applicable to common stockholders of $7,690,000. For the year ended December 31, 2003, we had an operating loss and net loss applicable to common stockholders of $1,404,000.

     In addition, we expect to continue to incur significant operating costs and, as a result, will need to generate significant additional revenues to achieve profitability, which may not occur. If our revenues do not grow as needed to offset these costs, our business may not succeed.

We have debt obligations that may adversely affect our financial and operating flexibility.

     We currently have indebtedness and may incur additional indebtedness in the future. As of December 31, 2004, our total debt (including obligations under capital leases and equipment financings) was $4.1 million. The terms of our outstanding debt limits us, but does not prohibit us, from incurring additional debt.

     As a result of this debt and debt that we may incur in the future, we will need to devote a portion of our available cash towards debt service payments. In addition, our ability to borrow additional money is restricted by our current debt arrangements.

     Some of our debt is convertible into common stock. We pay principal and interest on some of our debt that may be repaid using common stock if our stock is above a predetermined fixed price. The principal amount and any interest that has accrued on some of our debt may also be converted at any time by the holder into common stock at a predetermined fixed price. The conversion of our debt into common stock, or payment of principal and interest by us using common stock, would dilute our other stockholders, possibly substantially.

     Substantially all of our property and assets are subject to a lien to secure our debt. If we default on our debt, we would be subject to foreclosure on substantially all of our assets to the extent necessary to repay any amounts due. Any such default and resulting foreclosure would have a material adverse effect on us.

     Our ability to repay or refinance our debt depends on our successful financial and operating performance and on our ability to implement our business strategy successfully. We cannot assure you that our future cash flows and capital resources will be sufficient to repay our existing indebtedness and any indebtedness we may incur in the future, or that we will be successful in obtaining alternative financing, if necessary. Further, our borrowings are secured by substantially all of our assets and guaranteed by most of our subsidiaries. In the event that we are unable to repay our debts, we may be forced to reduce or delay the completion or expansion of our business strategy, sell some of our assets, obtain additional equity capital or refinance or restructure our debt. If we are unable to meet our debt service obligations or comply with our covenants, we would be in default under our existing arrangements.

We may seek to sell assets to pay off some of our debt.

One of our strategies to pay off some of our debt is to sell assets. These assets may currently generate revenue for us and contribute to our net income and cash flow. If we sell assets that do generate revenue and contribute to our net income and cash flow, this could adversely affect our profitability and our results from operations. A sale of some of our assets could also adversely affect our business strategy, by either delaying or slowing its implementation.

We are a holding company and therefore our ability to make payments on our debt depends on cash flow from our subsidiaries.

     We are a holding company. Our only material assets are our ownership interests in our subsidiaries. Consequently, we will depend on distributions or other intercompany transfers from our subsidiaries to make payments on our debt. In addition, distributions and intercompany transfers to us from our subsidiaries will depend on:

•	the earnings of our subsidiaries;

•	covenants contained in other agreements to which we or our subsidiaries are or may become subject;

•	business and tax considerations; and

•	applicable law, including laws regarding the payment of dividends and distributions.

We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us or that any distribution and/or payments will be adequate to pay our debt, including interest payments, when due.

Risks Related to Our Business

The businesses in which we operate are highly competitive, and we may not be able to compete effectively.

     We face competition from many companies with significantly greater financial resources, well-established brand names and large customer bases. Numerous companies also may try to enter our market and expose us to greater price competition for our services. We expect competition to intensify in the future. If our competitors successfully focus on the markets we serve, our business could be adversely affected.

We operate in new and rapidly evolving markets where rapid technological change can quickly make products, including those that we offer, obsolete.

     We operate in industries that are subject to evolving industry standards, rapid technological changes and rapid changes in customer demands. These changes, individually or collectively, can adversely affect our business. If the demand for our products declines due to changes in technology, and we are unable to develop new products and services that successfully address market demand, our business will be adversely affected. In the event we keep pace with technological change, any delays in the development, introduction and marketing of new wireless or digital multimedia products and services by us, or our suppliers, could have an adverse effect on our business.

Failure of our products and services to gain market acceptance would adversely affect our financial condition.

     Over the past twelve months we have introduced MobileGuardian, a vehicle tracking solution, VendView, a vending management service, and IPContact, a desktop videoconferencing software package. If these products and services, or any of our other existing products and services, do not perform as expected, or if our sales are less than expected, our business may be adversely affected.

Our current business plan contemplates significant expansion, which we may be unable to manage.

     To the extent that we are successful in implementing our business strategy, we may experience periods of rapid expansion in the future. In order to manage growth effectively, we will need to maintain and improve our operating systems and expand, train and manage our employees. In addition, we must carefully manage product inventory levels to meet demand. Inaccuracies in expected demand could result in insufficient or excessive inventories and unexpected additional expenses. We must also expand the capacity of our sales, distribution and installation networks in order to achieve continued growth in our existing and future markets. The failure to manage growth effectively in any of these areas could have a material adverse effect on our business, financial condition and results of operations.

We may require additional capital to fund further development, and our competitive position could decline if we are unable to obtain additional capital.

     We may need to raise additional funds to support operations, respond to competitive pressures and changes in technology or respond to unanticipated requirements. To do so, we may need to raise additional funds through public or private equity or debt financings. We cannot assure you that additional funding will be available to us at the time it is needed, or on terms acceptable to us. This could have a material adverse effect on our business.

If we experience product defects or failures, our costs could increase and delay product shipments.

     Our products and services are complex. While we test our products, they may still have errors, defects or bugs that we find only after commercial production has begun. In the past, we have experienced errors, defects and bugs in connection with new products. Our customers may not purchase our products if the products have reliability, quality or compatibility problems. Furthermore, product errors, defects or bugs could result in additional development costs, diversion of resources from our other development efforts, claims by our customers or others against us, or the loss of credibility with our current and prospective customers. Historically, the time required for us to correct defects has caused delays in product shipments and resulted in lower than expected revenues. Significant capital and resources may be required to address and fix problems in new products.

     If our products do not function properly, we may have lower than expected revenues, and net income would likely be adversely impacted.

We depend on contract manufacturers to manufacture substantially all of our products, and any delay or interruption in manufacturing would result in delayed or reduced shipments to our customers.

     We outsource the manufacturing of our products to independent companies and do not have internal manufacturing capabilities to meet the demands of our customers. Any delay, interruption or termination of the manufacture of our products could harm our ability to provide our products to our customers and, consequently, could have a material adverse effect on our business and operations.

A large portion of our revenues is derived from sales to distributors, and changes in the productivity of our distribution channels or any disruption of our distribution channel could adversely affect the sale of our products and services.

     We primarily sell our products through distributors. Our sales could be affected by disruptions in the relationships between us and our distributors or between our distributors and end users of our products or services. Also, distributors may choose not to emphasize our products and services to their customers. Any of these actions or results could lead to decreased sales.

Certain Factors May Inhibit Changes in Control of the Company.

     The concentration of ownership of our common stock may have the effect of delaying, deferring or preventing a change in control, merger, consolidation or tender offer that could involve a premium over the price of our common stock. Currently, our executive officers, directors and greater-than-five percent stockholders and their affiliates, in the aggregate, beneficially own approximately 47.6% of our outstanding common stock. These stockholders, if they vote together, are able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions and matters.

     Our articles of incorporation generally limit holdings by persons of our common stock to no more than 10% without prior approval by our Board. Except as otherwise permitted by the Board, no stockholder has the right to cast more than 10% of the total votes regardless of the number of shares of common stock owned. In addition, if a person acquires holdings in excess of this ownership limit, our Board may terminate all voting rights of the person during the time that the ownership limit is violated, bring a lawsuit against the person seeking divestiture of amounts in excess of the limit, or take other actions as the Board deems appropriate. Our articles of incorporation also have a procedure that gives us the right to purchase shares of common stock held in excess of the ownership limit.

     Our articles of incorporation permit our Board to authorize the issuance of preferred stock without stockholder approval. Also, any future series of preferred stock may have voting provisions that could delay or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interests of our common stockholders.

Changing regulations could affect us.

     By 2008, cellular carriers will no longer be required by the FCC to provide analog service compatible with Advanced Mobile Phone Service. It is likely that many cellular carriers may stop offering analog AMPS cellular service. Cellemetry, which currently operates using AMPS cellular service, would have to begin operating on other wireless service channels, and customers that use services that involve Cellemetry would have to replace incompatible equipment. Other products and services that we make and that depend on Cellemetry, such as FastTrack Wireless Solutions and Mobile Guardian, would be similarly affected. While we are currently developing a digital standard, we might not be successful in such development.

     Many of the ultimate consumers of our PowerPlay® products and services are elementary and secondary schools that pay for their purchases with funding that they receive through the FCC’s e-rate program. Changes in this program could affect demand for our PowerPlay® products and services.

We may not be able to achieve our operational growth goals if we do not operate our Cellemetry network efficiently and generate additional traffic.

     Our long-term success depends on our ability to operate, manage and maintain a reliable and cost effective network, as well as our ability to keep pace with changes in technology. Furthermore, our network operations are dependent on third parties. If we experience technical or logistical impediments to our ability to transfer traffic onto our network, fail to generate additional traffic on our network, or if we experience difficulties with our third party providers, we may not achieve our revenue goals or otherwise be successful in growing our business.

We may lose customers if we experience system failures that significantly disrupt the availability and quality of the service our network provides.

     The operation of our Cellemetry network depends on our ability to avoid or limit any interruptions in service to our customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new customers. In addition, because most of our customers are businesses, any significant interruption in service could result in lost profits or other losses to our customers. Although we attempt to disclaim or limit liability in our agreements with these customers, a court may not enforce a limitation on liability, which could expose us to losses.

     The failure of any equipment on our network, or those of our customers, could result in the interruption of that customer’s service until necessary repairs are made or replacement equipment is installed. Network failures, delays and errors may result from natural disasters, power losses, security breaches, viruses or terrorist acts. These failures or faults cause delays, service interruptions, expose us to customer liability or require expensive modifications that could have a material adverse effect on our business and operating results.

We may have difficulty identifying the source of a problem in our Cellemetry network.

     If and when a problem occurs on our Cellemetry network, it may be difficult to identify the source of the problem due to the overlay of our network with the cellular telephone network and our network’s reliance on the cellular network. The occurrence of hardware or software errors, regardless of whether such errors are caused by our products or our Cellemetry network, may result in the delay or loss of market acceptance of our products and services, and any necessary revisions may result in significant and additional expenses. The occurrence of some of these types of problems may seriously harm our business, financial condition or operations.

We operate internationally, which subjects us to international regulation and business uncertainties that create additional risk for us.

     We have a subsidiary operating in Australia and are doing business in the Caribbean, South America and Japan. Accordingly, we are subject to international regulation and business uncertainties. International sales and operations may be subject to additional risks than those risks in the United States, such as the following:

•	imposition of government controls,

•	political instability,

•	export license requirements,

•	restrictions on the export of critical technology,

•	currency exchange rate fluctuations,

•	generally longer receivables collection periods and difficulty in collecting accounts receivable,

•	trade restrictions and changes in tariffs,

•	difficulties in staffing and managing international operations, and

•	potential insolvency of international dealers.

     In addition, the laws of certain countries do not protect our products as much as the laws of the United States do, which may lead to the potential loss of our proprietary technology through theft, piracy or a failure to protect our rights. These factors may have a material adverse effect on our future international sales and, consequently, on our business and results of operations.

The loss of intellectual property protection, specifically, our patents, both U.S. and international, could have a material adverse effect on our operations.

     Our future success and competitive position depend upon our ability to obtain and maintain intellectual property protection, especially with regard to patents on the technology used in our core business. Loss of such protection could compromise any advantage obtained and, therefore, impact our sales, market share and results. Furthermore, our future or pending patent applications may not be issued with the scope of the claims sought by us, if at all. In addition, others may develop technologies that are similar or superior to our technology, duplicate our technology or design around the patents owned or licensed by us. Effective patent, trademark, copyright and trade secret protection may be unavailable or limited in foreign countries where we may need protection. We cannot be sure that steps taken by us to protect our technology will prevent misappropriation of the technology.

     Our services are highly dependent upon our technology and the scope and limitations of our proprietary rights therein. In order to protect our technology, we rely on a combination of patents, copyrights and trade secret laws, as well as certain customer licensing agreements, employee and third-party confidentiality and non-disclosure agreements, and other similar arrangements. If our assertion of proprietary rights is held to be invalid, or if another party’s use of our technology were to occur to any substantial degree, our business, financial condition and results of operations could be materially adversely affected.

Our competitors may obtain patents that could restrict our ability to offer our products and services, or subject us to additional costs, which in either case could adversely affect us.

     Several of our competitors have obtained and can be expected to obtain patents that cover products or services directly or indirectly related to those offered by us. There can be no assurance that we are aware of all patents containing claims that may pose a risk of infringement by its products or services. In addition, patent applications in the United States are confidential until a patent is issued and, accordingly, we cannot evaluate the extent to which our products or services may infringe on future patent rights held by others.

     Furthermore, a third party may claim that we are using inventions claimed by their patents and may go to court to stop us from engaging in our normal operations and activities, such as research and development and the sale of any of our products. These lawsuits are expensive and would consume time and other resources. There is a risk that the court will decide that we are infringing the third party’s patents and would order us to stop the activities claimed by the patent. In addition, there is a risk that a court will order us to pay the other party damages for having infringed their patents. There is no guarantee that the prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms. Some licenses may be nonexclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products, and there can be no assurance that we would be able to design and incorporate alternative technologies, without a material adverse effect on our business, financial condition and results of operations.

Our products and information are subject to secrecy and confidentiality obligations, violations of which may not be able to be remedied.

     Although we have taken, and will continue to take, steps to protect the confidential nature of our proprietary and trade secret information, we cannot control whether secrecy obligations will be honored or whether disputes will arise related to this information. There is a risk that the steps we have taken will not prevent misappropriation of our technology or that others might independently develop substantially equivalent products and processes or otherwise gain access to our technology. In addition, we cannot rule out that we will not be subjected to claims from others that we are infringing on their patents or are misappropriating their trade secrets or confidential proprietary information.

     We seek to protect our trade secrets and proprietary know-how, in part, through confidentiality agreements with our employees and licensees. We cannot guarantee you that the other parties will not violate these agreements, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently developed by competitors. We cannot be certain that we will, in connection with every relationship, be able to maintain the confidentiality of our technology, which if released could materially affect our business. To the extent that our licensees develop inventions or processes independently that may be applicable to our products, disputes may arise as to the ownership of the proprietary rights to this information. These inventions or processes will not necessarily become our property, but may remain the property of these persons or their full-time employers. We could be required to make payments to the owners of these inventions or processes, either in the form of cash, equity or a combination thereof.

Our products are subject to certification requirements.

     Some of our products are subject to certification requirements from the Federal Communications Commission, or Underwriters Laboratories. Failure to obtain such certifications for new products could have a material adverse effect on us.

Our services are indirectly subject to regulation.

     In providing our services, we rely on carriers who are subject to government regulation. The FCC regulates interstate and international telecommunications, while state commissions regulate telecommunications that originate and terminate within the same state. While such regulations have not significantly impeded us in providing services to our customers, such regulations could change, and such changes could have an effect on our carriers, possibly resulting in a material adverse affect on us.

Additional Expenses may be incurred due to compliance with changing regulation of corporate governance and public disclosure.

     Changing laws, regulations and standards relating to the corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and NASDAQ National Market rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Due to our commitment to maintain high standards of corporate governance and public disclosure, our efforts to comply with evolving laws, regulations and standards have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our external auditors’ audit of that assessment has required the commitment of significant financial and managerial resources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and our reports filed with the SEC contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, among other things, statements regarding trends, strategies, plans, beliefs, intentions, expectations, goals and opportunities. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “strategy,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. All statements and information herein and incorporated by reference herein, other than statements of historical fact, are forward-looking statements that are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Many phases of our operations are subject to influences outside our control. We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. These forward-looking statements speak only as of the date of this report, and we assume no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance based on factors such as:

•	technological shifts;

•	product warranty claims;

•	obsolete inventory or product returns;

•	availability of competitive products or services, such as our Cellemetry® network, at prices below our prices;

•	the risk of unanticipated increased costs for carrier services;

•	implementation of operating cost structures that align with revenue growth;

•	the financial condition of our customers and resellers;

•	entry into markets with vigorous competition; and

•	market acceptance of new products and services and continued acceptance of existing products and services.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder.

SELLING STOCKHOLDER

     This prospectus relates to the offer and sale of up to 1,753,341 shares of our common stock by Laurus Master Fund, Ltd. This prospectus supercedes and replaces our prospectus dated November 30, 2004.

     On January 13, 2004, we completed a private placement to Laurus Master Fund, Ltd. of a convertible term note in the principal amount of $4,500,000, and a warrant to purchase up to 300,000 shares of our common stock. The selling stockholder may convert the note and the warrant into shares of common stock. Interest accrues on the note at a rate of 8% annually. If our stock price is in excess of $5.02, we may pay the accrued interest and any principal due on the note using shares of our common stock. If we use common stock to repay any portion of the note, the number of shares to be issued to the holder will be determined based upon a fixed conversion price of $4.56 per share. The holder under certain conditions may also convert the note into common stock at a price of $4.56 per share.

     The warrant is exercisable by the holder until January 13, 2011, and has three separate exercise prices. The first exercise price is at $4.75 per share for up to 150,000 shares of common stock. The second exercise price is at $5.17 per share for up to 100,000 shares of common stock. The third exercise price is at $5.99 per share for up to 50,000 shares of common stock. Under the terms of the private placement with Laurus, we issued a warrants covering an additional 66,000 shares of our common stock at an exercise price of $5.99 per share.

     Effective as of January 28, 2005, we completed another private placement to the Laurus Master Fund, Ltd. of a convertible term note in the principal amount of $1,500,000, and a warrant to purchase up to 100,000 shares of our common stock. The selling stockholder may convert the note and the warrant into shares of common stock. Interest accrues on the note at a rate of 8% annually. If our stock price is in excess of $5.84, we may pay the accrued interest and any principal due on the note using shares of our common stock. If we use common stock to repay any portion of the note, the number of shares to be issued to the holder will be determined based upon a fixed conversion price of $5.31 per share. The holder under certain conditions may also convert the note into common stock at a price of $5.31 per share.

     The warrant is exercisable by the holder until January 28, 2012, and has two separate exercise prices. The first exercise price is at $5.51 per share for up to 50,000 shares of common stock. The second exercise price is at $5.72 per share for up to 50,000 shares of common stock.

     The holder may not convert either note or any of the warrants if it would result in the holder having a beneficial ownership in excess of 4.99% of the issued and outstanding shares of our common stock. This restriction may be waived at any time by the holder upon 75 days’ prior notice to us or immediately upon an event of default under the note.

     The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholder named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The calculation of the shares beneficially owned does not take into account the limitation on more than 4.99% beneficial ownership contained in the terms of the warrants (as discussed below in note 1). The information in the table below is current as of February 2, 2005. All information contained in the table below is based upon information provided to us by the selling stockholder and we have not independently verified this information. The selling stockholder is not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

     For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The “Number of Shares Beneficially Owned After Offering” column assumes the sale of all shares offered. As explained below under “Plan of Distribution,” we have agreed with the selling stockholder to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

	Number of Shares	Number of
Selling	Beneficially Owned	Shares	Number of Shares Beneficially Owned
Stockholder	Prior to Offering (1)	Offered	After Offering (2)
Laurus Master Fund, Ltd.	567,337	1,753,341	0

(1)	The terms of the warrants provide that the selling stockholder may not exercise the warrants or convert the notes if such exercise or conversion would result in the selling stockholder beneficially owning more than 4.99% of our outstanding common stock, without first providing us notice at least 75 days prior to such exercise. Accordingly, while all shares that are issuable to the selling stockholder as payment of principal and interest or upon exercise of the warrants or conversion of the notes are included in the number of shares of common stock being offered in the table, shares which the selling stockholder is prevented from acquiring as a result of these provisions are not shown as beneficially owned. The actual number of shares of our common stock offered hereby, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the warrants or conversion of the notes by reason of adjustment mechanisms described therein, by reason of penalty provisions described therein, or by reason of any future stock splits, stock dividends or similar transactions involving our common stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”). Unless otherwise indicated, the selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder.

(2)	Assumes the sale of all shares of common stock offered hereby and no other transactions in the common stock by the selling stockholder or its affiliates.

     No affiliate of the selling stockholder has held any position or office with us or any of our affiliates and the selling stockholder has not had any other material relationship with us or any of our affiliates within the past three years other than as a result of its ownership of shares of equity securities.

PLAN OF DISTRIBUTION

     The shares of our common stock covered hereby may be offered and sold from time to time by the selling stockholder. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock currently held by the selling stockholder. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

     The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of our common stock and activities of the selling stockholder.

LEGAL MATTERS

     An opinion has been rendered by the law firm of Catania & Parker, L.L.P. to the effect that the shares of common stock offered by the selling stockholder under this prospectus are validly issued, fully paid and non-assessable.

EXPERTS

     The financial statements and schedule as of and for the year ended December 31, 2003 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to part of this prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

     This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC (File No. 0-22920) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 11, 2004, as amended and filed with the Commission on March 30, 2004, as amended and filed with the Commission on November 12, 2004;

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the Commission on November 15, 2004.

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 12, 2004.

4.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 12, 2004, as amended and filed with the Commission on November 12, 2004.

5.	The Company’s Current Report on Form 8-K filed with the Commission on July 1, 2004;

6.	The Company’s Current Report on Form 8-K filed with the Commission on January 15, 2004; and

7.	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 filed under the Exchange Act on February 28, 1995, including any amendment or report filed for the purpose of updating such description.

     We also incorporate all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering. The information in these documents subsequently filed will update and supersede the information in this prospectus.

     We will provide at no cost to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Investors should direct requests to Colleen Adams, Numerex Corp., 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, telephone: (770) 693-5950, fax: (770) 693-5951.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 pursuant to which we file reports and other information with the SEC. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The public may obtain information about the SEC’s Public Reference Section by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

     All information concerning us contained in this prospectus has been furnished by us. No person is authorized to make any representation with respect to the matters described in this prospectus other than those contained in this prospectus and if given or made must not be relied upon as having been authorized by us or any other person.

     We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone gives you such information, you should not rely on it. You should not assume that the information contained in this document is accurate after the date of this prospectus unless the information specifically indicates that another date applies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission Registration Fee	$1,062.80
Accounting Fees and Expenses	$5000.00
Legal Fees and Expenses	$5000.00
Printing Fees and Expenses	$1000.00
Miscellaneous	$500.00
Total	$12,562.80

Each amount set forth above, except the Securities and Exchange Commission registration fee, is estimated.

Item 15. Indemnification of Directors and Officers.

     Our Amended and Restated Articles of Incorporation and our Bylaws require us to indemnify each of our officers and directors to the fullest extent permitted by Pennsylvania law against certain expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at our request as an agent. In addition, the Bylaws grant us the power to indemnify our employees and other agents under certain circumstances to the fullest extent permitted by applicable law against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of us.

     We maintain directors’ and officers’ liability insurance policies insuring our directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring us under certain circumstances, in the event that indemnification payments are made by us to such directors and officers.

Item 16. Exhibits.

Exhibit 5	Opinion of Catania & Parker LLP with respect to the legality of the Common Stock being registered, filed herewith.

Exhibit 23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm, filed herewith.

Exhibit 23.2	Consent of Catania & Parker LLP, contained in their opinion filed as Exhibit 5 hereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful

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defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 9, 2005.

NUMEREX CORP. Registrant

By:	/s/ Stratton J. Nicolaides

Stratton J. Nicolaides, Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stratton J. Nicolaides, with power of substitution, as his attorney-in-fact for him or her, in all capacities, to sign any amendments to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:	Date

/s/ Stratton J. Nicolaides	February 9, 2005

Stratton J. Nicolaides,
Chief Executive Officer and Chairman

Principal Financial and Accounting Officer:

/s/ Alan B. Catherall	February 9, 2005

Alan B. Catherall,
Chief Financial Officer and Principal Accounting Officer

Directors:

3

/s/ Brian C. Beazer	February 9, 2005

Brian C. Beazer

/s/ George Benson	February 9, 2005

George Benson

/s/ Nicholas A. Davidge	February 9, 2005

Nicholas A. Davidge

/s/ Matthew J. Flanigan	February 9, 2005

Matthew J. Flanigan

/s/ Allan H. Liu	February 9, 2005

Allan H. Liu

/s/ John G. Raos	February 9, 2005

John G. Raos

/s/ Andrew J. Ryan	February 9, 2005

Andrew J. Ryan

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